May 31, 1996



TrendLogic Associates
1 Fawcett Place - 2nd Place
Greenwich, Ct. 06830

Attention:  Mr. Mark Dean

      Re:   Management Agreement Renewal
            F-1000 Futures Fund L.P., Series VIII

Dear Mr. Mark Dean:

We are writing with respect to your management agreement concerning the commodity pool to which reference is made above (the "Management Agreement"). We would like to extend the term of the Management Agreement through June 30, 1997. All other provisions of the Management Agreement will remain unchanged.

Please indicate your agreement to and acceptance of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel Dantuono at the address above.


Very truly yours,

SMITH BARNEY FUTURES MANAGEMENT INC.




By:
      Chief Financial Officer,
      Director & Treasurer



AGREED AND ACCEPTED

TRENDLOGIC ASSOCIATES



By:


Print Name:
DAD/sr
rw/1



May 31, 1996



Willowbridge Associates Inc.
101 Morgan Lane - Suite 180
Plainsboro, N.J. 07036
San Deigo, California 93208-3105

Attention:  Ms. Theresa Morris

      Re:   Management Agreement Renewal
            F-1000 Futures Fund L.P., Series VIII

Dear Ms. Morris:

We are writing with respect to your management agreement concerning the commodity pool to which reference is made above (the "Management Agreement"). We would like to extend the term of the Management Agreement through June 30, 1997. All other provisions of the Management Agreement will remain unchanged.

Please indicate your agreement to and acceptance of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel Dantuono at the address above.


Very truly yours,

SMITH BARNEY FUTURES MANAGEMENT INC.




By:
      Chief Financial Officer,
      Director & Treasurer



AGREED AND ACCEPTED

WILLOWBRIDGE ASSOCIATES INC.



By:


Print Name:
DAD/sr
rw/1




June 24, 1997



TrendLogic Associates
1 Fawcett Place - 2nd Place
Greenwich, Ct. 06830

Attention:  Mr. Mark Dean

      Re:   Management Agreement Renewal
            F-1000 Futures Fund L.P., Series VIII

Dear Mr. Mark Dean:

We are writing with respect to your management agreement concerning the commodity pool to which reference is made above (the "Management Agreement"). We would like to extend the term of the Management Agreement through June 30, 1998. All other provisions of the Management Agreement will remain unchanged.

Please indicate your agreement to and acceptance of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel Dantuono at the address above.


Very truly yours,

SMITH BARNEY FUTURES MANAGEMENT INC.




By:
      Chief Financial Officer,
      Director & Treasurer



AGREED AND ACCEPTED

TRENDLOGIC ASSOCIATES



By:


Print Name:
DAD/sr
rw/1



June 24, 1997



Willowbridge Associates Inc.
101 Morgan Lane - Suite 180
Plainsboro, N.J. 07036
San Deigo, California 93208-3105

Attention:  Ms. Theresa Morris

      Re:   Management Agreement Renewal
            F-1000 Futures Fund L.P., Series VIII

Dear Ms. Morris:

We are writing with respect to your management agreement concerning the commodity pool to which reference is made above (the "Management Agreement"). We would like to extend the term of the Management Agreement through June 30, 1998. All other provisions of the Management Agreement will remain unchanged.

Please indicate your agreement to and acceptance of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel Dantuono at the address above.


Very truly yours,

SMITH BARNEY FUTURES MANAGEMENT INC.




By:
      Chief Financial Officer,
      Director & Treasurer



AGREED AND ACCEPTED

WILLOWBRIDGE ASSOCIATES INC.



By:


Print Name:
DAD/sr
rw/1